UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[  ] Soliciting Material Pursuant to §240.14a -12

Silver Dragon Resources Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED [ • ], 2016

Dear Shareholders:

You are cordially invited to join us for our 2016 annual meeting of shareholders, which will be held on, 2016, at 10:00 a.m., EST, at 200 Davenport Road, Toronto, Ontario, Canada M5R 1J2. Holders of record of our common stock as of         , 2016 are entitled to notice of and to vote at the 2016 annual meeting.

Please note that on or about February 3, 2016, Su Hu filed a motion in the Court of Chancery for the State of Delaware (the “Court”) to seek an court order to postpone the Annual Stockholder Meeting by 29 days from February 18, 2016 to March 18, 2016 on an alternate slate of the Company’s directors and according to Su Hu’s motion, the proposed sale by the Company of virtually all of it assts. On February 11, 2016, the Court denied Hu’s motion to postpone the annual meeting but left open the opportunity for Hu to file an amended complaint to challenge the meeting on other grounds. On February 22, 2016, upon the refiling of a motion by Hu, the Court granted the motion and enjoined the Company from holding the 2016 Annual Meeting of Shareholders before March 24, 2016.

The Notice of Annual Meeting of Shareholders and the proxy statement describe the business to be conducted at the meeting. We also will report at the meeting on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On November 29, 2015, Ms. Chan King Yuet (“Chan”) sent a letter (the “Nomination Letter”) to the Company stating her intention to propose herself and three other nominees, Tsang Mun Ting, Man Kwan Fong, and David Wung Pok LIU (together, the “Chan Nominees”) as candidates for the Company’s Board of Directors at the 2016 Annual Meeting of Stockholders. On January 29, 2016, the Chan Nominees filed a preliminary proxy statement with the Securities and Exchange Commission, filed Amendment No. 1 to their proxy statement on February 12, 2016, filed Amendment No. 2 on February 16, 2016 and filed a Definitive Proxy Statement on February 17, 2016 (the “Chan Nominee’s Proxy Statement”). The Chan Nominee’s Proxy Statement requests that the Company’s shareholders complete the proxy card contained in the Chan Nominee’s Proxy Statement to vote (i) for the Chan Nominees, (ii) vote for the selection of SF Partnership, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, (iii) against advisory approval of the compensation of the Company’s sole officer and (iv) for a one year period between future stockholder advisory votes on executive compensation (the “Can Nominee’s Proposals”).

You may receive solicitation materials from the Chan Nominees seeking your proxy to vote for the Chan Nominee’s Proposals.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES AS WELL AS “FOR” PROPOSALS 2, 3 AND 5 AND “FOR” THREE YEARS ON PROPOSAL 4 ON THE ENCLOSED WHITE PROXY CARD. THE BOARD FURTHER URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE CHAN NOMINEES. If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” on page 8 of the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

Marc M. Hazout
President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:                                                          , 2016, at 10:00 a.m. EST

200 Davenport Road
Place:	Toronto, Ontario, Canada, M5R 1J2
Telephone 416-223-8500

Items of Business:	1.	The election of all four directors, each for a one-year term.
	2.	The selection of SF Partnership, LLP as our independent auditor for the fiscal year ending December 31, 2016.
	3.	A non-binding, advisory vote on the compensation of our sole officer.
	4.	Frequency of the non-binding, advisory vote on the compensation of our sole officer.
	5.	Proposed increase in the number of authorized shares of the Company’s common stock
	6.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on , 2016.

Voting by Proxy:

If you cannot attend the annual meeting in person, you may vote your shares by telephone or internet by no later than 10:00 p.m. Eastern time on         , 2016 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States.

     You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

By Order of the Board of Directors

Marc M. Hazout
President and Chief Executive Officer

[  • ], 2016

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
TABLE OF CONTENTS

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON             , 2016

The Board of Directors of Silver Dragon Resources Inc. is soliciting proxies for use at the annual meeting of shareholders to be held on , 2016, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about [ ], 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These matters include the election of directors, ratification of the selection of our independent auditor, and consideration of additional Board proposal. Also, management will, once the business of the annual meeting is concluded, respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set            , 2016, as the record date for the annual meeting. If you were a shareholder of record at the close of business on           , 2016, you are entitled to vote at the meeting.

As of the record date, 299,802,647 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 299,802,647 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of our outstanding shares of the Company’s common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly submitted a proxy by mail, telephone or internet.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;
•	electronically, using the internet; or
•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in street name.

How will my shares be voted once I grant a proxy to the Board?

Shares represented by properly executed WHITE Proxy Cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the four Nominees put forward by our Board, FOR the appointment of SF Partnership, LLP as the Company’s independent certified public accounting firm for the year ending December 31, 2016, FOR the Company proposal for approval of “Say on Pay,” for THREE YEARS for the Company’s frequency of non-binding “say on pay” advisory vote, and FOR the proposed increase in authorized shares of the Company’s common stock.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Marc M. Hazout, our president, principal accounting and financial officer and Manuel Chan, a member of our board of directors, have been designated by the Board as the proxies for our 2016 annual meeting of shareholders. As such, Messrs. Hazout and Chan will vote on your behalf if you grant us your proxy. Additionally, except as set forth below under “What if I do not specific how I want my shares votes?”, the Board Proxies will vote in the manner you prescribe on your proxy card.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of all of the nominees for director;

•	FOR the ratification of the selection of SF Partnership, LLP. as our independent auditor for the fiscal year ending December 31, 2016;

•	FOR the Advisory (non-binding) vote approving executive compensation.

•	THREE YEARS on the proposal concerning the frequency of advisory votes on executive compensation.

•	FOR the increase in authorized shares of the Company’s Common Stock

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the Securities and Exchange Commission.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction card provided by it.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

As a result of Chan Nominee’s declared intention to propose alternative director nominees, assuming such nominees are in fact proposed at the annual meeting and such nominees have not been withdrawn by the Chan Nominees, there will be more nominees than available positions and, as provided in the Company’s by-laws, directors will be elected on a plurality basis. This means that 4 candidates receiving the highest number of “FOR” votes will be elected. The affirmative vote of a majority of the voting power of our common stock present and entitled to vote on the matter is required for the ratification of the selection of our independent auditor, the proposal for the advisory (non-binding) vote approving executive consideration and the proposal to conduct an advisory vote on the frequency of advisory votes on executive compensation. A vote of a majority of the voting power of the shares of our common stock outstanding on the record date is required for approval of the increase in the Company’s authorized common stock.

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board of Directors and Proposals 2, 3 and 5. You may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” on Proposal 4.

The Company does not utilize “cumulative” voting.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors, except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement. You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted. In addition, you must present photo identification, such as a driver’s license.

Additionally, if you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. None of the proposals in this proxy statement are considered “routine” matters. Accordingly, your broker or other nominee may not vote on (i) the Director Elections (ii) the ratification of the selection of SF Partnership, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016, (iii) the advisory vote for executive compensation, (iv) the advisory vote on the frequency of future advisory votes on executive compensation without instructions from you, or (v) the proposed increase in the authorized shares of the Company’s common stock.

Who will count the vote?

Representatives of Computershare Investor Services, our tabulation agent, will tabulate the votes and act as independent inspector of election.

How does the Board recommend that I vote?

You will vote on the following management proposals:

•	Election of four directors: Marc Hazout, Manuel Chan, David Wahl, Haijun Tang.

•	Ratification of the selection of SF Partnership, LLP. as our independent auditor for the fiscal year ending December 31, 2016.

•	The advisory (non-binding) vote approving executive compensation.

•	One, Two, or Three years as the frequency of advisory votes on executive compensation.

•	Proposed increase in authorized shares of the Company’s common stock

The Board of Directors recommends that you vote FOR the election of each of the Company nominees to the Board of Directors, FOR the ratification of SF Partnership, LLP. as our independent auditor for the fiscal year ending December 31, 2016, FOR the advisory (non-binding) vote approving executive compensation, FOR the proposal designating three years as the frequency of advisory votes on executive compensation, and FOR the increase in authorized shares of the Company’s common stock.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Corporate Secretary, Silver Dragon Resources Inc., 200 Davenport Road; Toronto, Ontario, Canada, M5R 1J2 or call (416) 223-8500.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or internet voting.

You may also send an e-mail to info@silverdragonresources.com with your first and last name and telephone number with your notice that you would like to attend the meeting.

What are the deadlines for submitting shareholder proposals for the 2017 annual meeting?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting, the written proposal must be received at our principal executive offices at Silver Dragon Resources Inc., 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, Attention: Corporate Secretary. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. For the 2017 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before January 4, 2017. The notice must contain the specific information required by our bylaws. You may request a copy of our bylaws by contacting our Corporate Secretary, Silver Dragon Resources Inc., 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, telephone: (416) 223-8500. Shareholder proposals and director nominations for which notice is received by us after January 4, 2017, may not be presented in any manner at the 2017 annual meeting.

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

How can I communicate with Silver Dragon’s Board of Directors?

You or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, Chairman of the Board or specified individual directors to:

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario, Canada, M5R 1J2

Any such letters will be delivered to an independent director or a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Financial Officer or Corporate Controller for handling in accordance with the Board’s policy on investigation of complaints relating to accounting matters.

Do you have plans to implement the new rules that allow companies to direct their shareholders to an on-line copy of the proxy materials, rather than sending them paper copies?

New rules now allow companies to choose to mail their shareholders a notice that their proxy materials can be accessed over the internet, instead of sending a paper copy of the proxy statement and annual report. Shareholders of companies who choose this delivery method can always request delivery of a paper copy of the proxy materials. We have decided not to adopt this new delivery method for this year’s annual meeting materials. We are considering carefully how to realize the cost savings opportunity and environmental benefits of avoiding the printing and mailing of these documents to shareholders who do not request paper copies, while still maintaining a meaningful and convenient proxy process for our shareholders.

Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?

Yes, Chan has notified the Company that she intends to nominate a slate of nominees for election as directors at the meeting in opposition to the nominees recommended by our Board. Additionally, on January 29, 2016, the Chan Nominees filed a preliminary proxy statement with the Securities and Exchange Commission, filed Amendment No. 2 on February 16, 2016 and filed a Definitive Proxy Statement on February 17, 2016(the “Chan Nominee’s Proxy Statement”). The Chan Nominee’s Proxy Statement requests that the Company’s shareholders complete the proxy card contained in the Chan Nominee’s Proxy Statement to vote (i) for the Chan Nominees, (ii) vote for the selection of SF Partnership, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, (iii) against advisory approval of the compensation of the Company’s executive officers and (iv) for a one year period between future stockholder advisory votes on executive compensation (the “Chan Nominee’s Proposals”). We are not responsible for the accuracy of any information provided by or relating to Chan Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Chan Nominees or any other statements that the Chan Nominees may otherwise make.

You may receive a proxy statement, proxy card, and other solicitation materials from the Chan Nominees. The board unanimously recommends a vote FOR the BOARD’S nominees for director on the enclosed proxy card and not to complete the proxy card sent to you by the Chan Nominees.

Are any other directors being nominated?

Chan has notified the Company by letter that she intends to propose 4 alternate director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. On January 29, 2016, the Chan Nominees filed the Chan Nominee’s Proxy Statement. The Chan Nominees have NOT been endorsed by our Board, and the Board unanimously recommends a vote FOR each of the BOARD’S nominees for director, enclosed on the WHITE proxy card accompanying this proxy statement.

What should I do if I receive a proxy card from Chan?

The Board unanimously recommends that you disregard these materials from the Chan Nominees.

Who pays for the Company’s solicitation of proxies?

The Company will bear the cost of the solicitation of the Company's proxies. We estimate that our total expenditures relating to the solicitation of proxies will be approximately $102,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation, and litigation). Our total expenditures to date relating to these solicitations have been approximately $48,000. In addition to mail and email, proxies may be solicited personally, via the Internet or by telephone or facsimile, by a few of our regular employees without additional compensation. As a result of the potential proxy solicitation by the Chan Nominees, we may incur additional costs in connection with our solicitation of proxies.

How can I find out the results of voting at the Annual Meeting?

We will announce results promptly once they are available and will report final results in a filing with the Securities and Exchange Commission on Form 8-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of our common stock beneficially owned as of December 31, 2015 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and sole officer as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount and	Percent of
Name of Beneficial Owner	Nature of Beneficial	Common Stock
	Ownership	Outstanding (2)

Marc Hazout (1)	17,573,206	5.86%
Manuel Chan (1)	452,500	0.15%
Haijun Tang (1)	*	*
David Wahl (1)	*	*
All officers and directors as a group (4 persons)	18,025,706	6.01%

Chan King Yuet (Fanny Chan)
10/F, Asia Rich Court
No. 5 Staunton Street
Central, Hong Kong
CHINA	160,358,598	53.49%

Tsang Mun Ting
Flat D, 31/F
Block C. Noble Place
10 King Fung Path
Hong Kong
CHINA	80,321,409	26.79%

John M. Fife (3)	29,950,284	9.99%
303 East Wacker Drive
Suite 1040
Chicago, IL 60601

Vis Vires Group, Inc. (4)	29,034,347	9.68%
111 Great Neck Road
Suite 216
Great Neck, NY 11021

*less than 1%

(1)      The address for our officers and directors is c/o of the Company at 200 Davenport Road, Toronto, Ontario, Canada M5R 1J2.

(2)      Percentage based on 299,802,647 shares of common stock issued and outstanding at [ • ], 2016.

(3)      Based on a Schedule 13G, filed with the Securities and Exchange Commission, dated February 11, 2016. John M. Fife (“Mr. Fife”) personally owns 1,976,411 shares of the Issuer's common stock and is the indirect beneficial owner of the Company’s common stock owned by Iliad Research and Trading, LP (“Iliad”), and Tonaquint, Inc. (“Tonaquint”). Mr. Fife is subject to a contractual ownership limitation of 9.99%, pursuant to a Note and Warrant Agreement between the Company and Tonaquint. Thus, the number of shares beneficially owned by Mr. Fife is 29,950,284 shares, which is 9.99% and represents the total number of the Company’s shares owned by Mr. Fife, Iliad, and Tonaquint as well as the total shares issuable under the Tonaquint Note and Warrant, are subject to the 9.99% ownership limit.

(4)      Based on a Schedule 13G filed with the Securities and Exchange Commission, dated July 31, 2015. Percentage based on 299,802,647 shares of common stock issued and outstanding on [ •], 2016.

Contested Proxy Solicitation

On November 29, 2015, Ms. Chan King Yuet (“Chan”) sent a letter (the “Nomination Letter”) to the Company stating her intention to propose herself and three other nominees, Tsang Mun Ting (“Ting”), Man Kwan Fong, and David Wung Pok LIU (together, the “Chan Nominees”) as candidates for the Company’s Board of Directors at the 2016 Annual Meeting of Stockholders. You may receive solicitation materials from Chan seeking your proxy to vote for Chan’s nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. THE BOARD

FURTHER URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE CHAN NOMINEES'

According to Amendment No. 4 to the Schedule 13D (“13D”) filed by Chan with the Securities and Exchange Commission on February 1, 2016, due to a voting agreement (the “Voting Agreement”) described in the 13D, Chan may have shared voting power of 160,358,598 shares of the Company’s common stock, which as of the date of the fling of the 13D, represented 53.5% of the Company’s issued and outstanding common stock.

On January 14, 2016, counsel for the Company responded to the Nomination Letter by sending a Director & Officer Questionnaire to be completed by each of the Chan Nominees. However, as of February 2, 2016, the completed Director & Officer Questionnaires have not been received by the Company or its counsel. The Nomination Letter notes that if the Company does not include all of the Nominees on its ballot for the 2016 Annual Meeting, the Nominees will run a contested proxy campaign in support of the Nominees for the 2016 Annual Meeting. The Company has not included the Nominees in this proxy statement.

On January 29, 2016, the Chan Nominees filed a Preliminary Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934 9 pursuant to which the Chan Nominees are seeking proxies for the Chan Nominee’s Proposals. The Chan Nominees subsequently filed an Amendment No. 1 to their Preliminary Proxy Statement on Schedule 14A on February 12, 2016.

The Board has determined NOT to endorse any Chan Nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board. The Board urges you NOT to sign or return any proxy card sent to you by the Chan Nominees.

We believe that the Chan Nominee’s Proxy Statement does not disclose a number of material facts and also misrepresents other facts. For example we believe that it is important to note that in May 2011, the Company received an Interlocutory Judgment from the High Court of the Hong Kong Special Administrative Region Court of First Instance against Chan for damages that included loss of profit and/or trade and/or the loss of the ability to obtain financing and or market capitalization of the Company arising from defamatory words and statements contained in certain emails. With respect to the assertions that certain reporting person set forth in the 13D advanced $1,014,140 (the “Funds”) in funds to the Company in December 2013, the Company has acknowledged receipt of these funds. However, the Company believes that Ting was aware that the Company was going to use the Funds after having received them. Moreover, the Funds were used in the manner that the parties previously had specifically negotiated or in a manner necessary to pay the Company’s auditors. In fact counsel for the Company sent the final agreements to counsel for the investors with all but one signatures that the Company was required to provide and the investors never signed the agreement or made the promised funding. The Company believes that because the negotiated funding agreements were not entered into, the Company lost 50% of its interest in its foreign cooperative joint venture in China, Sanhe Sino-Top Resources & Technologies, Ltd.

Although Chan asserts that she was one of the assisting founding members of the Company, the Company maintains that she was just an agent for some of the Company’s private placements and was paid a commission on funds raised in 2005. With respect to the Nominees’ allegations about Mr. Hazout’s salary for the year ended December 2015, Mr. Hazout was only paid $243,000 and has been accruing but not receiving a salary since September 2015.

-

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to fiscal year 2015 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2015 were satisfied except that Mr. Tang and Mr. Wahl failed to file a Form 3.

Based on our review of filings made with the SEC, it appears that certain shareholders, Chan King Yuet (“Chan”), Tsang Mun Ting (“Tsang”), Man Kwan Fong (“Man”), and Liu David Wung Pok (“Pok”) each have filed a late Form 3. Chan, Tsang, and Pok filed their Forms 3 on February 12, 2016. Ms. Man filed her Form 3 on February 16, 2016. As Section 16 filings are the individual responsibility of the respective shareholder, the Company is not obligated or responsible for such filings.

PROPOSAL 1

ELECTION OF DIRECTORS

At this annual Meeting four persons, comprising the entire membership of the Board of Directors, are to be elected. The Board is currently composed of four directors, Marc Hazout, Manuel Chan, David Wahl, and Haijun Tang. The majority of the Board, Mr. Hazout, Mr. Chan and Mr. Tang, are not independent.

Mr. Hazout is not independent based on his employment as an executive officer of the Company and Mr. Tang is a Director of our partner company Huaguan Industrial Corp. (HIC) in China. The Board has one class of members elected to serve one-year terms.

CANDIDATES FOR DIRECTOR

Marc M. Hazout, age 51, Founder Director, President, Principal Accounting and Financial Officer, and CEO.

Mr. Hazout brings over 15 years of experience in public markets, finance and business operations to Silver Dragon Resources Inc. Over the past several years Mr. Hazout has been involved in acquiring, restructuring and providing management services, as both a Director and an Officer, to several publicly traded companies. In 1998, Mr. Hazout founded and has been President and CEO of Travellers International Inc., a private investment banking firm headquartered in Toronto. Travellers has been involved in a multitude of successful capital market transactions, and over the past few years has focused on building relationships in China with the objective of participating in that country's tremendous growth opportunities. Mr. Hazout is also the Chairman and President of SusGlobal Energy Corp., a startup company focusing on acquiring developing and monetizing a global portfolio of proprietary technologies in the waste to energy sector.

Mr. Hazout attended York University in Toronto studying International Relations and Economics. He attended The Canadian Securities Institute after which he traded Equities with a Securities firm in Toronto. Mr. Hazout speaks English, French, Hebrew and Arabic as well as some Spanish and Italian.

Manuel Chan, age 65, Director

Mr. Chan possesses more than 30 years of experience in the real estate sector and holds a Bachelor of Commerce Degree in Management Information Systems and Accounting from the University of British Columbia, Canada. Through his business dealings, Mr. Chan has established an extensive network of business and personal relationships throughout the Hong Kong and China Investment Community.

Mr. Chan is also a member of the Board of Directors of Sanhe Sino-Top Resources & Technologies Ltd., (”Sino-Top''), of which Silver Dragon owns a 20% equity interest. Sino-Top is a Chinese company which holds the exploration and mining rights to six properties in Northern China.

Haijun Tang, age 42, Director

Mr. Tang is currently head of Exploration Unit of North China Geological Exploration Bureau, a.k.a. Huaguan Industrial Corp.(HIC), a Chinese state-owned entity that operates in many diversified fields such as mining, engineering, manufacturing, chemical analysis and real estate.

Mr. Hao is also a member of the Board of the Directors of Sanhe Sino-Top Resources & Technologies Ltd., a joint venture between Silver Dragon and HIC. Having a dual capacity of corporate executive and government officer, Mr. Tang has extensive connections with China’s mining and industrial circles and the Chinese government.

David Wahl, age 71, Director

Mr. Wahl, was appointed to our Board of Directors on April 1, 2015. From 1995 to the present, Mr. Wahl has been the President and CEO of Southampton Associates - Consulting Engineers & Geoscientist, a private consulting concern specializing in mining and technical issues for corporate clients, financial institutions and governments. Mr. Wahl is a Director of Renforth Resources Inc. (TSX-V) and Li 3 Energy Inc. (LIEG). Mr. Wahl also has served in a technical advisory capacity to certain financial institutions, government agencies, and national legal and accounting firms. As a past director of the Prospectors and Developers Association, Mr. Wahl provided independent peer review of the OSC/TSE Mining Standard Task Force and for Canadian National Instrument 43-101. Mr. Wahl contributed to a similar review process as co-chair of the Professional Engineers of Ontario Review Committee. Mr. Wahl is a graduate of the Colorado School of Mines and received a degree as an Engineer of Mines in 1968. He is a member of the Professional Engineers of Ontario (P.Eng), Professional Geoscientists of Ontario (P.Geo) and Institute of Corporate Directors (ICD.D).

Mr. Wahl’s qualifications to serve on the board of directors include his far-reaching technical experience with companies involved in the mining and mineral industry.

Each of the Board’s Nominees has consented to being named as a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected.

The election of each nominee requires that the number of votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” that nominee’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOUR BOARD NOMINATED DIRECTORS. PROXIES WILL BE VOTED FOR THE ELECTION OF THE FOUR COMPANY
NOMINEES UNLESS OTHERWISE SPECIFIED.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to the continued success of Silver Dragon Resources Inc. Our Board of Directors has adopted the Silver Dragon Resources Inc. Code of Business Conduct and Ethics to provide a corporate governance framework for our directors and management to effectively pursue Silver Dragon Resources Inc.’s objectives for the benefit of our shareholders. The Board annually reviews and updates these guidelines and the charters of the Board committees in response to evolving “best practices” and the results of annual Board and committee evaluations. Our Code of Business Conduct and Ethics can be found at www.silverdragonresources.com by clicking on About Us and then Code of Ethics. Shareholders may request a free printed copy of our Code of Business Conduct and Ethics from our investor relations department by contacting them at info@silverdragonresources.com or by calling (416) 223-8500.

Director Independence

Our Board of Directors has determined that only one of our directors (Mr. David Wahl) has no material relationship with Silver Dragon Resources Inc. and is independent. Mr. Hazout is not independent because he is the Chief Executive Officer and President of Silver Dragon Resources Inc. Mr. Chan is not independent because he is a consultant to Silver Dragon Resources Inc. Mr. Tang is not independent as he is a member of and sits on the Board of our partner company Huaguan Industrial Corp. (HIC) in China.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. Absent other material relationships with Silver Dragon Resources Inc., a director of Silver Dragon Resources Inc. who otherwise meets the independence qualifications of the NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between Silver Dragon Resources Inc., or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the NASDAQ listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof.

In assessing the independence of our directors, our full Board carefully considered all of the business relationships between Silver Dragon Resources Inc. and our directors or their affiliated companies. This review was based primarily on responses of the directors to questions regarding employment, business, familial, compensation and other relationships with Silver Dragon Resources Inc. and our management.

Director Qualifications and Selection Process

Director Qualification Standards. Silver Dragon Resources Inc. will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of Silver Dragon Resources Inc., the Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Director Nominee Selection Process. The selection process for director candidates includes the following steps: (1) identification of director candidates by the Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders; (2) possible engagement of a director search firm to provide names and biographies of director candidates for the Governance Committee’s consideration; (3) interviews of candidates by the Governance Committee members; (4) reports to the Board by the Governance Committee on the selection process; (5) recommendations by the Governance Committee; and (6) formal nomination by the Board for inclusion in the slate of directors at the annual meeting. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth in our Nominating and Corporate Governance Committee Charter to the Corporate Secretary of Silver Dragon Resources Inc. at the address listed in the Shareholder Q&A section of this proxy statement.

Majority Vote Standard for Election of Directors

Our Amended and Restated Bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. The vote standard for directors in a contested election is a plurality of the votes cast at the meeting.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without the chief executive officer or any other member of management present, and the independent directors meet alone on an annual basis.

Director Policies

Policy Regarding Service on Other Boards. Our Board of Directors does not have a policy that restricts our directors from serving on the board of directors of other publicly traded companies unless the Board determines that such service will impair their service on the Silver Dragon Resources Board or could represent a conflict of interest.

Policy Regarding Attendance at Annual Meetings. We encourage, but do not require, our Board members to attend the annual meeting of shareholders.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

     Tsang Mun Ting (“Tsang”), who according to the 13D is also a party to the Voting Agreement and as a result of the Voting Agreement may be deemed to have shared voting power over 80,321,409 shares of the Company’s common stock, commenced an action on September 19, 2014 in the Delaware Court of Chancery against the Company to recover $1,014,140. In this action, the plaintiff is seeking action for unjust enrichment, fraud and violations of the Delaware Uniform Fraudulent Transfer Act. The plaintiff has also named Travellers and Marc Hazout, a director and chief executive officer of the Company. The Company retained counsel in Delaware and filed a Motion to Dismiss. After the defendants moved to dismiss the case, the plaintiff voluntarily agreed to transfer the case to the Superior Court. Subsequently, the Court proposed a date of November 26, 2014 for the plaintiff to file his answering brief in response to this Motion to Dismiss and the Company to file its reply brief to the plaintiff’s answering brief, on or before December 12, 2014. These briefs were filed. On January 7, 2015, the Company filed a counterclaim as a consequence of its reliance on the advancing of funds which would have resulted in the Company not having its equity investment diluted. The Company has filed a counterclaim for $120,000,000, seeking damages for failure to meet funding obligations. On January 7, 2015, Travellers and Marc Hazout moved to dismiss the action against them for lack of personal jurisdiction under Rule 12(b)(2) of the Superior Court Rules. On June 3, 2015, the Superior Court granted the motion to dismiss as to Travellers, but denied the motion to dismiss as to Mr. Hazout. Mr. Hazout filed a motion for reargument on June 8, 2015, which the Superior Court denied on June 18, 2015. Mr. Hazout filed a Notice of Appeal before the Delaware Supreme Court on July 7, 2015, which the Court accepted on August 6, 2015. The hearing in the appeal motion to dismiss the case was heard on January 20, 2016 and on February 26, 2016, the Delaware Supreme Court issued its ruling, finding that Mr. Hazout is subject to personal jurisdiction in Delaware.

     Separately, on August 3, 2015, shareholder Su Hu filed a Verified Complaint in the Delaware Court of Chancery (the “Court”) seeking to compel the Company to hold an annual meeting of stockholders, pursuant to 8 Del. C. § 211. On August 24, 2015, the Issuer filed its Answer to Su Hu’s Verified Complaint. The Company’s Answer admitted each factual allegation contained in Su Hu’s Verified Complaint, including that “Pursuant to 8 Del. C. § 211(c), Plaintiff is entitled to an order of this Court summarily directing the Issuer to promptly hold an Annual Meeting. On or about February 3, 2016, Su Hu filed a motion in the Court of Chancery for the State of Delaware to seek an court order to postpone the Annual Stockholder Meeting by 29 days from February 18, 2016 to March 18, 2016 on an alternate slate of the Company’s directors and according to Su Hu’s motion, the proposed sale by the Company of virtually all of it assts. As a result of this motion, there cannot be any assurance that the Annual Stockholder’s meeting will take place on February 25, 2016 or will be postponed or adjourned to March 18, 2016 or some other date. The Company has filed a motion to oppose Su Hu’s motion, Hu filed a reply memorandum on February 10, 2016. On February 11, 2016, the Court denied Hu’s motion to postpone the annual meeting but left open the opportunity for Hu to file an amended complaint to challenge the meeting on other grounds. On February 22, 2016, upon the refiling of a motion by Hu, the Court granted the motion and enjoined the Company from holding the 2016 Annual Meeting of Shareholders before March 24, 2016.

In its 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 27, 2015, Silver Dragon Resources Inc. (the “Company”) included (the text of which has also been reported in prior filings that the Company has made with the Securities and Exchange Comission) the following pertaining to its financing agreements with Tonaquint, Inc. (“Tonaquint”):

On February 15, 2011, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Tonaquint, Inc., a Utah corporation (“Tonaquint”) whereby the Company issued and sold for cash, and Tonaquint purchased: (i) a secured convertible promissory note of the Company in the original principal amount of $2,766,500 (the “Tonaquint Note”) and (ii) a warrant to purchase 8.6 millsion shares of the Company’s Common Stock (the “Tonaquint Warrant”). In connection with the transaction, the Company also issued to Tonaquint 50,000 shares of Common Stock. The Purchase Agreement, the Tonaquint Note and the Buyer Notes (defined below) are collectively referred to herein as the “Original Tonaquint Agreements”.

The original principal amount of the Tonaquint Note was $2,766,500 (“Maturity Amount”) and the Tonaquint Note was due 48 months from the issuance date of February 15, 2011. The Tonaquint Note has an interest rate of 5.5% per annum. The total amount funded (in cash and notes) at closing was $2,500,000, representing the Maturity Amount less an original issue discount of $251,500 and the payment of $15,000 to Tonaquint to cover its fees, with payment consisting of $500,000 in cash advanced at closing and $2,000,000 in a series of ten secured notes with interest rates of 5% described in more detail below.

Tonaquint’s obligation to pay the balance of the purchase price of the Tonaquint Note is evidenced by 10 Secured Buyer Notes (“Buyer Notes”). Each Buyer Note is in the principal amount of $200,000. Three of the Buyer Notes are secured by a trust deed (“Trust Deed”) encumbering a parcel of real estate with improvements in the State of Utah, which is owned by Tonaquint (the “Real Estate”). The Company has received a first priority lien and security interest in the Real Estate by virtue of the Trust Deed to be recorded in the county office where the Real Estate is located. Prior to the execution of the Tonaquint Amendment (defined below), each Buyer Note was due and payable on or before the earlier of (i) 49 months from February 15, 2011, or (ii) subject to certain conditions described in each Buyer Note, a date beginning on September 15, 2011 for the first Buyer Note, October 15, 2011 for the second Buyer Note and so forth on the 15th of each subsequent month thereafter for each subsequent Buyer Note.

On June 10, 2011, the Company entered into an amendment to the Original Tonaquint Agreements. Under this amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the first and second Buyer Notes. The aggregate amount Tonaquint paid in respect thereto was $271,562, which the parties agreed was in full satisfaction of the aggregate principal amount owing under such notes of $400,000. The effect of this amendment was that the Company agreed to repay when due the full amount of the corresponding portion of the Tonaquint Note, which is $440,000, even though the Company only received $271,562 in respect thereof.

On January 31, 2012, Tonaquint and the Company entered into a second amendment to the Original Tonaquint Agreements. Under this amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the third, fourth, fifth, sixth, seventh (collectively, “Buyer Notes 3-7”) and eighth Buyer Notes. The aggregate amount Tonaquint paid in respect thereto was $800,000, which was in full satisfaction of the aggregate principal amount of $1,142,857 collectively owing under the following: the full amount owing under Buyer Notes 1-7; and a portion of the amount owing under the eighth Buyer Note. The effect of this amendment was that the Company agreed to repay when due the full amount of the corresponding portion of the Tonaquint Note, which is $1,142,857. This amount would equal the sum of the principal amount of Notes 3-7, plus the portion of the principal amount the Company owed under note 8, even though the Company only received $800,000 from Tonaquint in respect thereof.

As of December 31, 2012, we had received $1,200,000 in funds under the Buyer Notes, and the outstanding unfunded balance was $300,000. As of March 19, 2014, we had received $1,320,000 in funds under the Buyer Notes and the outstanding unfunded balance was $nil. In accordance with the letter agreement signed December 20, 2012, this balance has been offset against the convertible notes payable outstanding. There can be no assurance that the Company will ever receive any funds from Tonaquint under the remaining unfunded Buyer Notes.

The Buyer Notes each contain various events of default related to payment, certain covenants and bankruptcy events. The Trust Deed (and lien of the Company on the Real Estate) will be released upon the first to occur of: (i) written notice from the Company that the full amount of the Buyer Notes has been repaid, or (ii) the date that is six months and three days following the date the Trust Deed is recorded (or such longer period as indicated in a written notice from Tonaquint). The termination of the Trust Deed may be delayed if the Buyer Notes are then in default. The instruments needed to release the Trust Deed, specifically the Request for Reconveyance and the Deed of Reconveyance will be held in escrow by an appointed escrow agent, under the terms of the Escrow Agreement dated February 15, 2011, by and among the parties.

The Purchase Agreement contains certain penalties and damages in the event Tonaquint is unable to sell shares of the Company’s Common Stock under Rule 144 because the Company is not current in regards to its required reports under the Exchange Act, or if the Company fails to timely deliver (generally within five business days) any shares of Common Stock issuable to Tonaquint upon conversion of the Tonaquint Note or exercise of the Tonaquint Warrant.

On March 1, 2011, the Company defaulted on terms of the secured convertible note payable which required the Company to file with the SEC in a timely manner all required reports. Consequently, the secured convertible note payable and the secured buyer notes receivable would be permitted to be offset at the option of the lender and the default interest of 12% per annum would apply to the outstanding balance. Also, upon written notice the entire outstanding balance would be immediately due and payable.

On July 16, 2012, the Company entered into a forbearance agreement with Tonaquint to commence the settlement process of certain notes receivable and convertible promissory notes payable. As part of the forbearance agreement, Tonaquint agreed to forbear from selling the Company’s shares until September 15, 2012 in exchange for an increase in principal of 5% and the ability to prepay the remaining balance of note 8.

On October 4, 2012, the Company agreed with Tonaquint to redeem the outstanding balance on note 9 with two payments of $30,000 subject to certain conditions. $30,000 of the note receivable was redeemed and the remaining balance was not paid, due to the conditions not being met. In addition, the Company entered into a forbearance agreement to commence the settlement process of certain notes receivable and convertible promissory notes payable.

On December 19, 2012, the Company entered into a payoff agreement and as a result of the agreement the secured buyer notes receivable were offset against the secured convertible promissory note payable.

As used herein the Original Tonaquint Agreements and the other certificates, documents resolutions, instruments and agreements between the Company and Tonaquint are referred to as the (“Transaction Documents”). On March 5, 2016, Tonaquint filed an Amended Complaint in the United States District Court of Utah, Central Division (alleging, among other causes of action that the Company is in breach of the Transaction Documents and Tonaquint is seeking a judgment of not less than $8,822,072.74, which does not include interest and fees accrued after February 26, 2016, which will continue to accrue and attorneys’ fees and costs associated with the collection and enforcement of the proceeding. Tonaquint is also seeking specific performance by the Company of its obligations with respect to its transactions with Tonaquint as well as costs and reasonable attorneys’ fees incurred by Tonaquint.

Director Meeting and Attendance

During 2015, our board held four meetings, and also took certain actions by unanimous written consent. No board member attended fewer than 75% of the total board meetings or of meetings held by all committees on which he served during 2015.

Code of Conduct and Ethics

Our Audit Committee has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board of Directors, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting.

Committees of the Board of Directors

Audit Committee

The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports.

The Audit Committee is governed by a charter. During the fiscal year ended December 31, 2015, the Audit Committee held four meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in the fiscal year ended December 31, 2015 during the period in which they served on the committee.

Nominating Committee

The Board currently does not have a stand-alone Nominating Committee.

Compensation Committee

The Compensation Committee was created to assist the Board of Directors in the discharge of its responsibilities with respect to the compensation of our directors and officers.

The Compensation Committee is governed by a charter. The Compensation Committee reviews and recommends to the Board of Directors the corporate goals and objectives relevant to the compensation of, among others, the Chairman of the Board and Chief Executive Officer, evaluates such officers’ performance in light of those goals and objectives, and recommend to the Board of Directors such officers’ compensation level based on this evaluation. When it deems necessary, the Compensation Committee consults with executive officers to determine the amount of and the form of executive and director compensation. The Compensation Committee has full authority to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers. The Compensation Committee did not engage compensation consultants during the fiscal year ended December 31, 2015.

During the fiscal year ended December 31, 2015, the Compensation Committee held 4 meetings. All incumbent directors serving on the Compensation Committee attended the meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officer identified in the Summary Compensation Table (the “Named Executive Officer”), and any executive officers that we may hire in the future. The Compensation Committee is responsible for recommendations relating to compensation of the Company’s directors and executive officers.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of clients and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

The primary purpose of the compensation and benefits described below is to attract, retain, and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts, which may be awarded to the sole Named Executive Officer are subject to the annual review of the of the Compensation Committee.

The Elements of our Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The Compensation Committee reviews the base salaries of our executive officers, including our sole Named Executive Officer, considering factors such as corporate progress toward achieving certain objectives, individual performance experience and expertise and salaries paid to executives at companies similarly situated to ours.

Incentive Compensation Awards

As reflected in the chart below, for both of the years ended December 31, 2015 and 2014, we did not provide our sole Named Executive Officer with an incentive compensation bonus.

Equity Incentive Awards

As reflected in the chart below, for both of the years ended December 31, 2015 and 2014, we did not provide our sole Named Executive Officer with an equity incentive bonus.

Benefits and Prerequisites

We do not currently provide any employee benefit or retirement programs.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

Our sole Named Executive Officer, Marc Hazout, is not currently party to an employment contract with the Company. Previously, we entered into a five (5) year term employment agreement with Mr. Hazout, effective October 31, 2010. That agreement terminated on October 31, 2015.

Separation and Change in Control Arrangements

As Mr. Hazout is not party to an employment contract with the Company, he is not entitled to any payments or grants, other than his unpaid accrued salary, upon (i) separation from the Company; (ii) upon a change in control event; or (iii) upon termination.

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last two fiscal years awarded to or earned by the individual who served as our chief executive officer and principal financial and accounting officer during fiscal year ended December 31, 2015:

Executive Compensation
						Nonequity	Nonqualified
	Year					incentive	deferred
Name and	Ended			Stock	Option	plan	compensation	All Other
Principal	December	Salary	Bonus	Awards	Awards	compensation	earnings	Comp	Totals
position(s)	31,
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marc M.	2015	324,000	0	0	0	0	0	0	324,000
Hazout		(1)							(1)
President	2014	324,000	0	0	0	0	0	0	324,000
CEO and
principal
financial
and
accounting
officer

(c) – Annual compensation that includes the dollar value of base salary (cash and non-cash).

(d) – Dollar value of bonuses (cash and non-cash) are eligible to all employees. Bonus plans are submitted and approved by the Board annually.

(f) – Stock options are valued at the grant date using the SFAS 123R value.

(i) – Other compensation consists of all other compensation not disclosed in another category.

(1) Of this salary, Mr. Hazout was only paid $243,000 and has been accruing unpaid salary since September 2015.

We only have one officer and a corporate controller who is not an officer.

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal 2015 for the executive officer named in the Summary Compensation Table.

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal 2015 for the executive officer named in the Summary Compensation Table.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) USD	(#)	($)

Marc M. Hazout	Nil	Nil	Nil	Nil

Long Term Incentive Plan (LTIP) Awards

The Company does not have any long-term incentive plans pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company’s securities) was paid or distributed to any Named Executive Officer during the financial year ended December 31, 2015.

Option and Stock Appreciation Rights (SARs)

The Company currently does not have in place a stock option plan (the “Stock Option Plan”) for the purpose of attracting and motivating directors, officers, employees and consultants of the Company. As of the record date of January 8, 2016, the Company has no options or warrants issued and outstanding.

Defined Benefit or Actuarial Plan

The Company does not have a defined benefit or actuarial plan.

Until his resignation, the sole member of our Audit and Compensation Committees was Charles McAlpine. Since Mr. McAlpine’s departure, the Board, in its entirety has acted as the Audit Committee. In its current composition, the Board does not have a “financial expert” within the meaning of Item 407(d) of SEC Regulation S-K.

The Audit Committee Charter is available on our Company website at www.silverdragonresources.com.

DIRECTOR COMPENSATION

We have not, and currently do not, provide compensation to our directors for their service.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

With respect to our independent auditors, the Audit Committee, among other things, discussed with SF Partnership, LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

This report has been furnished by the Audit Committee of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Person Transactions

Silver Dragon Resources Inc. has written procedures for reviewing transactions between Silver Dragon Resources Inc. and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Transactions with Management and Others

On December 19, 2011, the Company’s wholly-owned subsidiary, Silver Dragon Resources Ltd. (“Silver Dragon Canada”), and Haute Inc., a company owned and controlled by Marc Hazout, the Company’s President and Chief Executive Officer (“Landlord”), entered into a commercial lease pursuant to which, for a three year term starting April 1, 2012, Silver Dragon Canada will lease the premises at 200 Davenport Road, Toronto, Ontario from Landlord for the purposes of general office space. Silver Dragon Canada covenants to maintain the premises in good condition, and agrees to pay base and additional rent. Base rent for the initial three year term is CAD$68,475 (as amended) per annum plus taxes. Additional rent, which is intended to cover all costs, charges, expenses and outlays of Landlord with respect to the premises, including, without limitation, costs for utilities, taxes, licenses, maintenance and insurance, commences at CAD$16,600 (as amended) per annum plus taxes during the first year and is to be adjusted annually based on Landlord’s actual costs. Silver Dragon Canada is required to deliver to Landlord 10 post-dated checks for CAD$5,706 each prior to the commencement of the term, and to deliver 12 postdated checks for CAD$5,706 each year thereafter. Silver Dragon Canada is also required to deliver upon signing a deposit of CAD$10,230 for first and last months’ basic and additional rent, plus taxes. During the first quarter of 2012, the commercial lease was amended to provide that the three year term would commence on June 1, 2012 instead of April 1, 2012. The lease terminated on June 1, 2015.

During the year ended December 31, 2015, Silver Dragon Canada incurred $53,636 ($68,475 Canadian) (2014-$61,977; $68,475 Canadian) in rent paid to Haute Inc. Included in prepaid expenses is a rental deposit of $nil (December 31, 2014-$4,409; $5,115 Canadian).

On November 12, 2015, Silver Dragon Canada signed a new three year lease agreement with Haute Inc. commencing January 1, 2016 and ending on December 31, 2018. The annual rent for each of the three years is CAD$72,000 plus taxes. Silver Dragon Canada delivered upon signing a deposit of CAD$12,000 for first and last month’s basic rent, plus taxes. Silver Dragon Canada is also required to deliver to the Landlord 10 postdated checks for CAD$6,780 each, prior to commencement of the term and to deliver 12 postdated checks for $6,780 each, for each year thereafter.

During the year ended December 31, 2015, Silver Dragon Canada incurred $324,000 (2014 - $324,000) in management fees charged by Travellers, an Ontario company controlled by a director and officer of the Company, for services as chief executive officer and $18,000 (2014-$48,000) of fees to a director for management services. As at December 31, 2015, unpaid remuneration in the amount of $270,000 (December 31, 2014-$nil) is included in accounts payable and $81,000 (December 31, 2014-$135,000) is included in accrued liabilities in relation to the chief executive officer and unpaid remuneration of $nil (December 31, 2014-$120,000) in relation to a director for management services is included in accrued liabilities.

Loan Facility with Travellers

On November 19, 2012, by resolution and without a written agreement, the Company’s Board approved a loan facility pursuant to which Travellers, a company controlled by the Company’s President, Chief Executive Officer and Principal Financial and Accounting Officer, Marc Hazout, had made certain historical loans to or for the benefit of the Company and may in the future make future loans to or for the benefit of the Company. The Board resolved (1) to treat all historical loans, and any potential future loans, as unsecured, due on demand and non-interest bearing and (2) to retain the discretion to terminate its prospective approval of potential future loans at any time. During 2012, Travellers loaned the Company $200,600 and the Company repaid $ 12,600. The amounts loaned by Travellers and repaid by the Company from January 1, 2013 through to December 31, 2015, in Canadian dollars, are as follows:

Date	Loan Amount Advanced	Loan Amount Repaid

January 15, 2013	3,000
January 18, 2013	2,000
February 4, 2013	2,000
February 15, 2013	3,000
February 20, 2013	6,500
March 1, 2013	7,500
March 5, 2013	2,500
March 28, 2013	28,500
April 2, 2013	12,000
April 12, 2013	17,000
April 15, 2013	1,000
April 30, 2013	29,000
June 4, 2013	6,000
June 4, 2013		6,000
July 2, 2013	6,500
July 15, 2013	1,500
July 15, 2013	1,000
July 22, 2013		1,000
July 25, 2013	1,000
August 7, 2013		1,500
August 16, 2013	50,000
September 3, 2013	8,000
September 3, 2013	1,000
September 12, 2013		8,000
September 16, 2013	1,000
October 1, 2013	9,000
October 24, 2013	2,000
October 25, 2013		2,000
December 31, 2013		370,500
March 24, 2014	10,000
May 1, 2014	10,000
May 20, 2014	75,000
July 2, 2014	15,000
August 1, 2014	35,000
September 2, 2014	29,000
October 1, 2014	15,000
October 22, 2014	6,000
November 27, 2014	15,000
January 2, 2015	1,000
January 19, 2015		1,000
February 4, 2015	3,500
February 11, 2015		3,500
February 20, 2015		3,000
March 2, 2015	10,000
July 25, 2015		4,000
August 4, 2015		16,000
August 11, 2015		3,500
September 1, 2015	1,500
October 29, 2015		195,000

As of December 31, 2015, the amount owing to Travellers was $nil

Certain Business Relationships

No material business relationships exist between the Company and directors, or family or affiliates of directors as at December 31, 2015.

Indebtedness of Management

Throughout the fiscal year and at fiscal year-end, management was not indebted to the Company or any of its subsidiaries.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITOR

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention, compensation and oversight of the work of our independent certified public accounting firm. In making its determination regarding whether to appoint or retain a particular independent certified public accounting firm, the Audit Committee takes into account the views of management.

The Audit Committee has appointed SF Partnership, LLP (“SF”), an independent member of SF, as our independent certified public accounting firm for the fiscal year ending December 31, 2016. SF acted in such capacity since its appointment in January 2006. The Audit Committee has considered whether SF’s provision of services other than audit services is compatible with maintaining independence as our independent certified public accounting firm and determined that such services are compatible. SF has no interest, financial or otherwise, in our Company.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to appoint SF as our independent certified public accounting firm, our Audit Committee has recommended that our Board of Directors solicit the vote of our stockholders to ratify the appointment of SF. Accordingly, stockholders are being requested to ratify the appointment of SF as our independent certified public accounting firm for the fiscal year ending December 31, 2016. If the stockholders do not ratify the appointment of SF, the appointment of the independent certified public accounting firm will be reconsidered by the Audit Committee. If the appointment of SF is ratified, the Audit Committee will continue to conduct an ongoing review of SF’s scope of engagement, pricing and work quality, among other factors.

We do not currently expect a representative of SF to physically attend the Annual Meeting, however, it is anticipated that a SF representative will be available to participate in the Meeting via telephone or video conference with the opportunity to make a statement if the representative wishes to do so, and in order to respond to appropriate questions

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by SF for the fiscal year ended December 31, 2015 and 2014 are:

	Fiscal Year
	2015	2014
Audit Fees (1)	$45,959	$31,587
Audit-Related Fees (2)	36,602	16,320
Total*	$82,561	$47,907

* All Amounts are in Canadian Dollars

(1)	Audit Fees consisted of audit work on annual financial statements.

(2)	Audit-related Fees consisted principally of reviews of quarterly financial statements.

At the Meeting a vote will be taken on a proposal to ratify the appointment of SF as our independent certified public accountants for the fiscal year ending December 31, 2016.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF SF PARTNERSHIP, LLP AS THE INDEPENDENT AUDITOR OF SILVER DRAGON RESOURCES INC.

PROPOSAL 3

NON-BINDING “SAY ON PAY” ADVISORY VOTE

“Say on Pay”

We are asking our shareowners to provide advisory approval of the compensation of our sole officer and any executive officers we may hire in the future, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on our company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for the remainder of fiscal 2016 and beyond. Smaller reporting companies, such as the Company, were not required to conduct say on pay or say on pay frequency votes unit their first annual meeting on or after January 21, 2013. This is the Company’s first Annual Meeting since September 23, 2011 and as such this is the first time that the Company’s shareholders are being asked to vote on the Company's executive compensation. The next opportunity for the Company's shareholders to vote on the Company's executive compensation will be determined by the shareholders' vote on proposal 4 herein.

Your vote is requested. We believe that the information we’ve provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

PROPOSAL 4

FREQUENCY OF NON-BINDING “SAY ON PAY” ADVISORY VOTE

Frequency

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareowners as to the frequency with which shareowners would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareowners the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareowners select a frequency of three years, or a triennial vote.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareowners to better judge our executive compensation program in relation to our long-term performance. A triennial vote will provide us with the time to thoughtfully respond to shareowners’ sentiments and implement any necessary changes.

We carefully review changes to our program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our people and compensation committee sufficient time to thoughtfully consider shareowners’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

We will continue to engage with our shareowners regarding our executive compensation program during the period between shareowner votes. Engagement with our shareowners is a key component of our corporate governance. We believe this outreach to shareowners, and our shareowners’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareowners and reduce the need for and value of more frequent advisory votes on executive compensation.

Your vote is requested. We therefore request that our shareowners select “Three Years” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote on executive compensation is non-binding, our board will review the results of the vote and, consistent with our record of shareowner engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS SHAREOWNERS SELECT THREE YEARS ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 5

INCREASE IN THE COMPANY’S AUTHORIZED COMMON STOCK

The Company intends to increase its authorized shares of capital stock to provide for 600,000,000 shares of common stock (the “Common Stock Increase”) by filing an amendment to its Certificate of Incorporation with the Delaware Secretary of State in the form of Appendix A hereto. The Board of Directors of the Company has approved the Common Stock Increase and is presently seeking stockholder approval thereof. If the amendment is adopted, it will become effective upon filing of the certificate of amendment with the Office of the Secretary of State of the State of Delaware. If the amendment is adopted, the certificate of amendment giving effect to the amendment will be filed as soon as practicable.

Outstanding Shares and Purpose of the Amendment

Prior to the Common Stock Increase, our Certificate of Incorporation authorized us to issue 300,000,000 shares of common stock, par value $0.001 per share of which as of _____, 299,802,647 are issued and outstanding and 20,000,000 shares of preferred shares, $.0001 par value per share of which none are issued and outstanding.

Our issued and outstanding shares of common stock par value $.001 per share are as follows:

____________ shares of common stock

Convertible promissory notes, as at December 31, 2015, in the aggregate principal amount including interest and penalties, total of $8,558,759.

The Board of Directors believes that the Common Stock Increase is necessary in order to permit us to issue shares of common stock.

Text of the Amendment

The increase in authorized shares of Common Stock will be implemented by filing a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, and the increase in the authorized shares of Common Stock will become effective on the date of the filing of the Certificate of Amendment. We propose to amend the first paragraph of Article Fourth of the Company’s Certificate of Incorporation so that it would read in its entirety as follows:

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Six Hundred Twenty Million (620,000,000) shares, of which Six Hundred Million (600,000,000) shares with a par value of $0.0001 per share are Common Stock and Twenty Million (20,000,000) shares with a par value of $0.0001 per share are Preferred Stock."

The only changes that would be made to Article Fourth, as currently in effect, would be to increase the total number of shares of common stock that we may issue from 300,000,000 to 600,000,000 and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 320,000,000 to 620,000,000.

Reasons for the Increase of Authorized Common Stock

The general purpose of the Increase of Authorized Common Stock is to enhance the Company’s ability to finance the development and operation of its business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the Common Stock will give the Company greater flexibility and will allow the Company to issue such shares in most cases without the expense or delay of seeking stockholder approval. Except as previously disclosed in the Company’s annual, quarterly and current reports with the SEC, the Company currently has no definitive agreements with respect to the additional authorized but unissued shares of Common Stock. However, the Company may in the near future issue shares of its Common Stock in connection with financing transactions and other corporate purposes which its Board of Directors believes will be in the best interest of the Company’s stock holders. Shares of Common Stock carry no pre-emptive rights to purchase additional shares. The Company is currently seeking to enter into a capital raising transaction pursuant to which it may be obligated to issue shares of its preferred stock, however, there cannot be any assurance that the Company will be able to enter into any such transaction.

Effect of the Increase of Authorized Common Stock

The Common Stock Increase will not have any immediate effect on the rights of existing stockholders and, except as previously disclosed in the Company’s annual, quarterly and current reports with the SEC, the Company currently has no definitive agreements with respect to the additional authorized but unissued shares of Common Stock. However, the Company’s board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The Company is currently seeking to enter into a capital raising transaction pursuant to which it may be obligated to issue shares of its preferred stock, however, there cannot be any assurance that the Company will be able to enter into any such transaction.

The Common Stock Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights in connection with this proposed increase in authorized Common Stock.

Number of Votes Required

The affirmative vote of a majority of all shares of the Company’s common stock issued and outstanding as of the record date is required for approval of the proposed amendment to the Certificate of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Common Stock Increase. The preferred will participate on a pro rata on an as if converted basis to the Company’s common stock in any distribution of securities it may receive or acquire of any other company.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMMON STOCK INCREASE.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

A copy of our Annual Report to Shareholders, as amended, including financial statements for the fiscal year ended December 31, 2015, is being furnished to you in connection with this Proxy Statement. Additional copies of our Annual Report on Form 10-K, which are on file with the SEC, are available to any shareholder who submits a request in writing to Silver Dragon Resources Inc. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household Silver Dragon Resources Inc. proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Silver Dragon Resources Inc., 200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, or call (416) 223-8500.

OTHER MATTERS

Except as disclosed in this Proxy Statement, including with respect to the Chan Nominee's Proposals, we do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Silver Dragon Resources Inc.

Marc M. Hazout
President and Chief Executive Officer
Dated: [ •], 2016

ANNUAL MEETING OF SHAREHOLDERS

Thursday,           , 2016 at 10:00 a.m. EST
200 Davenport Road Toronto, Ontario, Canada M5R 1J2

Telephone: 416-223-8500

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement, a letter from your broker or bank are examples of proof of ownership.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SILVER DRAGON RESOURCES INC.

a Delaware corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

SILVER DRAGON RESOURCES INC., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the “Company”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment to the Company's certificate of incorporation, as amended, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article Fourth of the Company's certificate of incorporation, as amended, be deleted and replaced with the following text:

“FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Six Hundred Twenty Million (620,000,000) shares, of which Six Hundred Million (600,000,000) shares with a par value of $0.0001 per share are Common Stock and Twenty Million (20,000,000) shares with a par value of $0.0001 per share are Preferred Stock.”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Company’s stockholders approved and authorized the foregoing Certificate of Amendment.

THIRD: That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Company has caused this Certificate of Amendment to be signed by Marc Hazout, its duly authorized President and Chief Executive Officer this 23 rd day of September, 2011.

SILVER DRAGON RESOURCES INC.
a Delaware corporation

By:
Name:
Title:

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

PROXY CARD

THIS PROXY SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
, 2016

The undersigned having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Marc M. Hazout and Manuel Chan, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the Silver Dragon Resources Inc. 2016 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director, “FOR” proposal 2, “FOR” proposal 3, “THREE YEARS” on proposal 4, FOR on proposal 5, and in the discretion of the named proxies on all other matters. The undersigned hereby revoke(s) any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Board a reasonable time before this solicitation.

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET,
PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted and Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.investorvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:00 A.M. Mountain Time on        , 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Silver Dragon Resources Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Silver Dragon Resources Inc., c/o Computershare Investor Services, 350 Indiana St, Suite 800, Golden, CO 80201.

TO VOTE, MARK BLOCKS BELOW	USBCP1 KEEP THIS PORTION FOR YOU
IN BLUE OR BLACK INK AS
FOLLOWS:
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SILVER DRAGON RESOURCES INC.

The Board of Directors recommends a vote FOR all the listed nominees, the Approval of the Company’s Independent Auditor, the current Compensation plan, and the Increase in Authorized Common Stock. In addition, the Board also recommends a vote of THREE YEARS for the frequency of a Compensation Plan vote.

Vote on Directors				Vote on Proposals
	For	Against	Abstain		For	Against	Abstain

Marc Hazout	[ ]	[ ]	[ ]	Ratify SF Partnership,	[ ]	[ ]	[ ]
LLP. as auditors

Manuel Chan	[ ]	[ ]	[ ]	Non-binding “say on	[ ]	[ ]	[ ]
pay” advisory vote
					[ ]	[ ]	[ ]
Increase in the
Authorized Common
Stock

David Wahl	[ ]	[ ]	[ ]		3 years	2 years	1 year

Haijun Tang	[ ]	[ ]	[ ]	Frequency of “say on	[ ]	[ ]	[ ]
pay” vote

For address changes and/or comments, please check this box and	Please indicate if you plan to attend this
write them on the back where indicated. [ ]	meeting: [ ] Yes [ ] No

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date